As filed with the Securities and Exchange Commission on September 9, 2025

Registration No. 333-290082

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________

Kyivstar Group Ltd.

(Exact name of registrant as specified in its charter)

__________________________________

Bermuda	4812	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Kyivstar Group Ltd.
Unit 517, Level 5
Index Tower
Dubai International Financial Centre (DIFC)
United Arab Emirates
Telephone: +97 4 433 1145

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Telephone: 212-947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________

Copies of all correspondence to:

Jennifer M. Gascoyne Latham & Watkins (London) LLP 99 Bishopsgate London EC2M 3XF United Kingdom +44 20 7710 1000	J. David Stewart Sidley Austin LLP 70 St Mary Axe London EC3A 8BE United Kingdom +44 20 7360 3600

__________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Pursuant to Rule 429(b) under the Securities Act, upon effectiveness, this registration statement shall constitute post-effective amendment no. 1 to the registrant’s registration statement on Form F-4 (File No. 333-287802), which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory note

This Pre-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form F-1 (File No. 333-290082) initially filed on September 5, 2025 (the “Registration Statement”) of Kyivstar Group Ltd. (the “Company”) is being filed as an exhibit-only filing solely to file the legal opinion of Wakefield Quin Limited as to the validity of the common shares of Kyivstar Group Ltd. registered under the Registration Statement (the “WQ Opinion”), which was inadvertently omitted from the initial filing. The WQ Opinion is being filed herewith as Exhibits 5.1 and 23.4. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the WQ Opinion. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules

(a)    Exhibits

Exhibit Number	Description	Incorporation by Reference
		Form	File Number	Exhibit No.	Filing Date
5.1*	Opinion of Wakefield Quin Limited as to the validity of common shares of Kyivstar Group Ltd.
23.4*	Consent of Wakefield Quin Limited (included in Exhibit 5.1).

____________

(*)      Filed herewith

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-1 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Dubai International Financial Centre, United Arab Emirates, on September 9, 2025.

KYIVSTAR GROUP LTD.
By:	/s/ Kaan Terzioğlu
Name:	Kaan Terzioğlu
Title:	Executive Chairman and Director

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Kaan Terzioğlu	Executive Chairman and Director	September 9, 2025
Kaan Terzioğlu	(principal executive officer)
/s/ Boris Dolgushin	Chief Financial Officer	September 9, 2025
Boris Dolgushin	(principal financial officer and principal accounting officer)
*	President	September 9, 2025
Oleksandr Komarov
*	Director	September 9, 2025
Serdar Çetin
*	Director	September 9, 2025
Betsy Z. Cohen
*	Director	September 9, 2025
Augie K. Fabela II
*	Director	September 9, 2025
Rt Hon Sir Brandon Lewis CBE
*	Director	September 9, 2025
Burak Ozer
*	Director	September 9, 2025
Duncan Perry
*	Director	September 9, 2025
Michael R. Pompeo
*	Director	September 9, 2025
Dmytro Shymkiv
*	Director	September 9, 2025
Michiel Soeting
*By:	/s/ Kaan Terzioğlu
Kaan Terzioğlu
Attorney-in-fact

II-2

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of America, has signed this Pre-Effective Amendment No. 1 to the Registration Statement on Form F-1 in New York City, New York on September 9, 2025.

Authorized U.S. Representative — Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

II-3